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                                   Exhibit 21
                               Coda Energy, Inc.
                                  Subsidiaries


Name                                State of Incorporation     Ownership %
----                                ----------------------     -----------

Diamond Energy Operating Company           Oklahoma                100%
Taurus Energy Corp.                         Texas                  100%
Electra Resources Inc.                      Texas                  100%